Exhibit 10.3

EXCHANGE AGREEMENT

This Exchange Agreement (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of [●], 2026, between GMR Solutions Inc. (the “Company”) and [●] (the “Holder”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Certificate of Designation governing the Series B Preferred Stock (as defined below) referred to below.

RECITALS

WHEREAS, the Company plans to consummate an initial public offering of its Class A common stock, par value $0.0001 per share (the “Class A Common Stock” and such offering, including any greenshoe related to such initial public offering, the “IPO”);

WHEREAS, immediately prior to the consummation of the IPO, the Holder holds all right, title and interest in 138,632 shares of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”);

WHEREAS, an affiliate of the Holder acquired such shares of Series B Preferred Stock pursuant to the Series B Preferred Stock and Warrant Purchase Agreement, dated April 16, 2024 (as amended further on May 20, 2024), among such affiliate of the Holder, the Company, Global Medical Response, Inc. and the other investors party thereto; and

WHEREAS, upon the terms set forth in this Agreement, (i ) the Holder desires to transfer and assign all of its right, title and interest in such shares of Series B Preferred Stock to the Company, and (ii) in consideration of such transfer and assignment, the Company desires to issue and deliver to the Holder, and the Holder desires to accept in exchange for such shares of Series B Preferred Stock, [●] warrants to purchase shares of Class A Common Stock at an exercise price of $0.01 per share, in the form attached hereto in Annex A (the “Exchange Warrants” and such exchange, the “Exchange”).

NOW, THEREFORE, in consideration of the foregoing (which is part of this Agreement), the mutual promises and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

Section 1.      Exchange. Immediately following the pricing of the IPO:

(a)	The Holder agrees to transfer and assign on the Closing Date (as defined below) all of its right, title and interest in its shares of Series B Preferred Stock to the Company, free and clear of all liens and any other limitation or restriction (including any restriction on the right to sell or otherwise dispose of such shares of Series B Preferred Stock);

(b)	The Company agrees to issue and deliver to the Holder on the Closing Date, and the Holder shall accept in exchange for such shares of Series B Preferred Stock, the Exchange Warrants; and

(c)	The number of Exchange Warrants issued to the Holder pursuant to Section 1(a) shall be calculated by dividing the Liquidation Preference of such shares of Series B Preferred Stock by the initial public offering price in the IPO, rounding up to the nearest whole number.

Section 2.      Closing.

(a)	The closing of the transactions contemplated in Section 1 above (the “Closing”) shall take place on the second business day following the date of this Agreement (the “Closing Date”).

(b)	On the Closing Date, (i) the Holder will surrender to the Company the shares of Series B Preferred Stock owned by Holder, against (ii) delivery by the Company of Exchange Warrants to such Holder.

Section 3.      Tax Treatment. The Company and the Holder intend that the Exchange shall be treated as a transaction that qualifies for U.S. federal income tax purposes as a reorganization described in Section 368(a)(1)(E) of the Code (such reorganization, the “Reorganization,” and such treatment described in clauses (i) and (ii), the “Intended Tax Treatment”). The Company and the Holder hereby adopt this Agreement as a plan of reorganization within the meaning of Section 368 of the Code and Treasury Regulations §§ 1.368-2(g) and 1.368-3(a) with respect to the Reorganization. The Company and Holder shall prepare and file all of their tax returns (and any other documents to which the Intended Tax Treatment is relevant) in a manner consistent with the Intended Tax Treatment, including, without limitation, filing all statements required under Treasury Regulations § 1.368-3 with respect to the Reorganization, unless otherwise required by a final “determination” within the meaning of Section 1313(a)(1) of the Code.

Section 4. Company Representations. The Company represents and warrants to the Holder:

(a)	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power, authority and legal right to execute, deliver, enter into, consummate and perform this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

(b)	Upon receipt by the Company of the shares of Series B Preferred Stock exchanged therefor, the Exchange Warrants issued and delivered pursuant to this Agreement and the Class A Common Stock issuable upon exercise of the Exchange Warrants will be duly authorized, validly issued, fully paid and non-assessable.

(c)	On the Closing Date, the Exchange Warrants will be registered on the Company’s books and records and shares of Class A Common Stock issuable upon exercise of the Exchange Warrants will be reserved for issuance.

Section 5. Holder Representations. The Holder represents and warrants to the Company:

(a)	The Holder has all requisite power, authority and legal right to execute, deliver, enter into, consummate and perform this Agreement. The Holder has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

(b)	The Holder has substantial knowledge, skill and experience in making investment decisions of this type, is capable of evaluating the risk of its investment in the Exchange Warrants and is able to bear the economic risk of such investment, including the risk of losing the entire investment. The Holder will receive the Exchange Warrants for its own account, and the Exchange Warrants are being acquired by the Holder for investment and not with a present view to any distribution thereof in violation of applicable securities laws.

(c)	The Holder understands that (i) the Exchange Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, (ii) the Exchange Warrants must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and (iii) the Exchange Warrants will bear a legend to such effect.

(d)	There are no outstanding options, warrants, rights, proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Holder of the shares of Series B Preferred Stock, which is to be delivered by the Holder to the Company as set forth in this Agreement, other than those which have been validly waived. Such shares of Series B Preferred Stock are free of all liens and encumbrances as of the date of the Closing.

Section 6. Further Assignment. This Agreement shall be binding upon and shall inure to the benefit of parties hereto and their respective successors and assigns and shall in no way expand the rights or remedies of any third party against the parties hereto as compared to the rights or remedies which such third party would have had against the parties hereto if this Agreement had not been executed by the parties hereto. Without limiting the generality of the preceding sentence, this Agreement shall not create any third-party beneficiary rights nor restrain or limit the parties hereto from contesting or asserting defenses against any third parties.

Section 7.      Governing Law. This Agreement and all questions relating to the interpretation or enforcement of this Agreement will be governed by and construed in accordance with the Laws of the State of New York without regard to the Laws of the State of New York or any other jurisdiction that would call for the application of the substantive laws of any jurisdiction other than New York.

Section 8.      Waivers and Amendments. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by either party, or in the case of a waiver, by the party against whom the waiver is to be effective. No knowledge, investigation or inquiry, or failure or delay by either party in exercising any right hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. No waiver of any right or remedy hereunder will be deemed to be a continuing waiver in the future or a waiver of any rights or remedies arising thereafter.

Section 9.      Counterparts. This Agreement may be executed in two or more counterparts, each of which constitutes an original, and all of which taken together constitute one instrument. A signature delivered by facsimile or other electronic transmission (including e-mail) will be considered an original signature. Any person may rely on a copy of this Agreement. The words “execution,” “signed,” “signature” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as an original executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.      Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to such subject matter.

Section 11.      Severability. If any one or more of the provisions contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not have an effect on any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

[Remainder of page intentionally left blank; signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

GMR SOLUTIONS INC.

By:
Name:
Title:

[Signature Page to Exchange Agreement]

[●]

By: [●]

By: [●]

By:
Name:
Title:

[Signature Page to Exchange Agreement]

Annex A

Form of Exchange Warrant

(Attached)